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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Triarc Companies, Inc. on Form S-3 of our report dated March 27, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for goodwill), appearing in the Annual Report on Form 10-K of Triarc Companies, Inc. for the year ended December 29, 2002, and to the reference to us under the heading 'Experts' in the Prospectus, which is part of such Registration Statement.

/S/ DELOITTE & TOUCHE LLP

New York, New York
November 21, 2003